Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Achieves Highest Second-Quarter Pre-Tax Income In Company History

Company also achieves record second-quarter diluted EPS of $4.02;
adjusted diluted EPS1 of $4.21

CHICAGO, July 16, 2019 - United Airlines (UAL) today announced that the continued successful implementation of its strategy led to the company delivering two straight quarters of solid pre-tax margin growth - three quarters on an adjusted basis1 - and the highest second-quarter pre-tax income in the airline’s history.2

“Thanks to the outstanding and sustained efforts of 95,000 United team members, United is now consistently delivering results for our customers as well as investors as we raise the mid-point of our full-year 2019 adjusted diluted EPS3 guidance with a new range of $10.50 to $12.00,” said Oscar Munoz, CEO of United Airlines. “By once again delivering strong EPS over the last three months, top-tier results are now the expectation, not the exception for United.”

•
Reported second-quarter net income of $1.1 billion, diluted earnings per share (EPS) of $4.02, pre-tax earnings of $1.4 billion and pre-tax margin of 11.9 percent, expanding pre-tax margin 4.0 points versus the second quarter of 2018.

•
Reported second-quarter adjusted net income of $1.1 billion, adjusted diluted EPS of $4.21, adjusted pre-tax earnings of $1.4 billion and adjusted pre-tax margin of 12.4 percent, expanding adjusted pre-tax margin 2.0 points versus the second quarter of 2018.[1]

•	Total passenger revenue increased 6.1 percent versus the second quarter of 2018.

•	Consolidated second-quarter passenger revenue per available seat mile (PRASM) increased 2.5 percent year-over-year.

•	Consolidated second-quarter unit cost per available seat mile (CASM) decreased 0.4 percent year-over-year.

•	Consolidated second-quarter CASM, excluding special charges, third-party business expenses, fuel and profit sharing, increased 0.6 percent year-over-year.

•	Repurchased $536 million of its common shares in the second quarter of 2019, at an average purchase price of $84.07 per share.

•	On July 15, 2019, the company's Board of Directors authorized a new $3 billion share repurchase program.

United Airlines Reports Second-Quarter 2019 Performance

1 Excludes special charges, the mark-to-market impact of financial instruments and imputed interest on certain finance leases. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included in the tables accompanying this release.
2 Airline history defined as post-2010 merger.
3 Excludes special charges and the mark-to-market impact of financial instruments, the nature of which are not determined at this time, and imputed interest on certain finance leases. Accordingly, UAL is not providing earnings guidance on a GAAP basis.

For more information on UAL's third-quarter and full-year 2019 guidance, please visit ir.united.com for the company's investor update.

Second-Quarter 2019 Highlights

Customer Experience

•	United Polaris lounge at San Francisco International Airport voted best business class lounge in the world by the 2019 World Airline Awards from Skytrax.

•
Introduced ConnectionSaver, a new tool dedicated to improving the experience for customers connecting from one United flight to the next, while ensuring those who have already boarded the aircraft arrive at their destination on time.

•
Began flight operations at LaGuardia Airport’s new Terminal B Eastern Concourse and opened newest United Club - conveniently located inside security with more than 10,500 square feet with sweeping views of the tarmac.

•	Awarded the "People's Voice" Webby Award in the "Business and Finance" category for reimagined mobile app, which debuted earlier this year.

•	Partnered with luxury skincare line Sunday Riley on new United Polaris amenity kits.

•	Awarded the Crystal Cabin Award for Inflight Entertainment and Connectivity for new onboard entertainment.

•	Received IDG’s CIO 100 Award for innovative customer volunteer solicitation program.
Operations

•	Served nearly 43 million passengers, the most ever for United in the second quarter.

•	Achieved top-tier on-time departures rate performance versus the major U.S. airlines, despite headwinds caused by unusually high weather and ATC delays.

•	For the second-quarter United had the second-best completion factor and the second fewest cancellations among the major U.S. airlines.
Employees

•
Received “Best-of-the-Best” award for commitment to diversity and inclusion by the National LGBT Chamber of Commerce (NGLCC) and the National Business Inclusion Consortium (NBIC), demonstrating the airline’s industry-leading results across all diverse segments and its commitment to building a more diverse economy.

United Airlines Reports Second-Quarter 2019 Performance

•	Honored with the "DiversityInc Top 50" designation, lauding the airline's leadership in promoting diversity through talent development, leadership accountability and a top supplier diversity program.

•	Expect profit sharing for 2019 to be about 20 percent higher per participating employee year-over-year.

•
Hosted more than half of the company's 25,000 flight attendants at 17 separate Backstage 2019 events, which are designed to underscore the important role flight attendants play in delivering great service.

Network

•	Started 34 new domestic and international routes, including brand-new summer service between New York/Newark and Prague, and the only nonstop service between the United States and Naples, Italy.

•	Resumed popular seasonal service on 28 routes offering customers more access than ever before to connect to 54 countries around the world on United’s industry-leading global network.

•	Announced the only nonstop service from the United States to Cape Town, South Africa, and announced a second daily nonstop service between San Francisco and Hong Kong.

•	Launched ninth daily nonstop flight between the United States and Germany from its hub at Denver International Airport, becoming the only U.S. airline connecting Denver to Frankfurt nonstop.

•
Tentatively granted a total of four daily nonstop flights to Tokyo Haneda Airport from United's hubs at Newark Liberty International Airport, Chicago O'Hare International Airport, Washington Dulles International Airport and Los Angeles International Airport.

•
Unveiled 2019 college football flying schedule, adding around 10,000 seats between its hubs and popular game destinations and, for the first time, adding several point-to-point flights enabling fans to fly nonstop from one college town to another.

•
Entered into a new alliance agreement with New Delhi-based airline Vistara - further expanding the airline’s global route network to more than 20 destinations throughout India and expected to begin in the fall.

Fleet

•
Unveiled next paint design, which brings a refreshed look to its fleet, serving as a visual representation of the airline’s ongoing brand evolution while staying true to the history it has developed over the past 93 years of proudly serving customers around the world.

•	Took delivery of two Boeing 787-10 aircraft, two used Airbus A319 aircraft, and seven Embraer E175 aircraft operated by our regional partners.

•	Signed agreement to purchase 19 used Boeing 737-700 aircraft with deliveries expected beginning in December.

United Airlines Reports Second-Quarter 2019 Performance

Community and Environment

•
Made history with the departure of the “Flight for the Planet," the most eco-friendly commercial flight of its kind in the history of aviation, becoming the first known airline to demonstrate all of the following key actions on a single commercial flight: utilization of sustainable aviation biofuel, zero cabin waste efforts, carbon offsetting, and operational efficiencies.

•	Became the first public company to be inducted into Pride Live's Stonewall Ambassador program in recognition of the airline's commitment to LGBTQ+ equality.

•
Reached a milestone of 1 million meals packed for charity partner Rise Against Hunger, a global non-profit, working to end hunger by providing food and life-changing aid to the world's most vulnerable and creating a global commitment to mobilize critical resources.

•	Renewed contract with Boston-based World Energy, agreeing to purchase up to 10 million gallons of cost-competitive, commercial-scale, sustainable aviation biofuel over the next two years.

•
Revealed the two winning designs for Her Art Here, a first-of-its-kind contest designed to find and uplift underrepresented women artists by providing a chance to have their work painted on a canvas like no other - a United Airlines aircraft. The painted aircraft will begin flying in the fall.

•	Announced new and exciting opportunities to help customers celebrate Pride Month through MileagePlus Exclusives benefiting United charity partner The Trevor Project.

Earnings Call
UAL will hold a conference call to discuss its second-quarter 2019 financial results and its financial and operational outlook for third-quarter and full-year 2019 on Wednesday, July 17, at 9:30 a.m. Central time /10:30 a.m. Eastern time. A live, listen-only webcast of the conference call will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.

Every customer. Every flight. Every day.
In 2019, United is focusing more than ever on its commitment to its customers, looking at every aspect of its business to ensure that the carrier keeps customers' best interests at the heart of its service. In addition to today's announcement, United recently announced that luxury skincare line Sunday Riley will make products exclusively for United customers to experience in amenity kits, released a re-imagined version of the most downloaded app in the airline industry, introduced ConnectionSaver, a new tool dedicated to improving the experience for customers connecting from one United flight to the next and made DIRECTV free for every passenger on 211 aircraft, offering more than 100 channels on seat back monitors on more than 30,000 seats.

United Airlines Reports Second-Quarter 2019 Performance

About United
United’s shared purpose is “Connecting People. Uniting the World.” We are more focused than ever on our commitment to customers through a series of innovations and improvements designed to help build a great experience: Every customer. Every flight. Every day. Together, United Airlines and United Express operate approximately 4,900 flights a day to 356 airports across five continents. In 2018, United and United Express operated more than 1.7 million flights carrying more than 158 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates 783 mainline aircraft and the airline's United Express carriers operate 561 regional aircraft. United is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter and Instagram or connect on Facebook. The common stock of United's parent, United Airlines Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as "expects," "will," "plans," "anticipates," "indicates," "believes," "estimates," "forecast," "guidance," "outlook," "goals," "targets" and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to execute our strategic operating plan, including our growth, revenue-generating and cost-control initiatives; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; our capacity decisions and the capacity decisions of our competitors; competitive pressures on pricing and on demand; changes in

United Airlines Reports Second-Quarter 2019 Performance

aircraft fuel prices; disruptions in our supply of aircraft fuel; our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so; the effects of any technology failures or cybersecurity breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline; our ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in our fleet; disruptions to our regional network; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of our investments in other airlines, including in other parts of the world; industry consolidation or changes in airline alliances; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; disruptions in the availability of aircraft, parts or support from our suppliers; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; labor costs; an outbreak of a disease that affects travel demand or travel behavior; the impact of any management changes; extended interruptions or disruptions in service at major airports where we operate; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom's withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to comply with the terms of our various financing arrangements; our ability to realize the full value of our intangible assets and long-lived assets;-; and other risks and uncertainties set forth under Part I, Item 1A., "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.
-tables attached-

United Airlines Reports Second-Quarter 2019 Performance

On January 1, 2019, United Airlines Holdings, Inc. ("UAL") adopted Accounting Standards Update No. 2016-02, Leases ("Topic 842"). As such, certain previously reported 2018 figures are adjusted in this report on a basis consistent with Topic 842.
UNITED AIRLINES HOLDINGS, INC.
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		% Increase/ (Decrease)		Six Months Ended June 30,		% Increase/ (Decrease)
(In millions, except per share data)	2019	2018			2019	2018
Operating revenue:
Passenger	$10,486	$9,880	6.1		$19,211	$18,030	6.6
Cargo	295	314	(6.1)		581	607	(4.3)
Other operating revenue	621	583	6.5		1,199	1,172	2.3
Total operating revenue	11,402	10,777	5.8		20,991	19,809	6.0

Operating expense:
Salaries and related costs	3,057	2,878	6.2		5,930	5,604	5.8
Aircraft fuel	2,385	2,390	(0.2)		4,408	4,355	1.2
Regional capacity purchase	715	693	3.2		1,403	1,323	6.0
Landing fees and other rent	660	625	5.6		1,248	1,204	3.7
Depreciation and amortization	560	538	4.1		1,107	1,062	4.2
Aircraft maintenance materials and outside repairs	421	438	(3.9)		829	878	(5.6)
Distribution expenses	442	393	12.5		802	735	9.1
Aircraft rent	73	119	(38.7)		154	246	(37.4)
Special charges (B)	71	129	NM		89	169	NM
Other operating expenses	1,546	1,429	8.2		3,054	2,826	8.1
Total operating expense	9,930	9,632	3.1		19,024	18,402	3.4

Operating income	1,472	1,145	28.6		1,967	1,407	39.8

Operating margin	12.9%	10.6%	2.3	pts.	9.4%	7.1%	2.3	pts.
Adjusted operating margin (Non-GAAP) (A)	13.5%	11.8%	1.7	pts.	9.8%	8.0%	1.8	pts.

Nonoperating income (expense):
Interest expense	(191)	(163)	17.2		(379)	(325)	16.6
Interest capitalized	21	12	75.0		43	30	43.3
Interest income	38	25	52.0		67	42	59.5
Miscellaneous, net (B)	14	(164)	NM		23	(117)	NM
Total nonoperating expense	(118)	(290)	(59.3)		(246)	(370)	(33.5)

Income before income taxes	1,354	855	58.4		1,721	1,037	66.0

Pre-tax margin	11.9%	7.9%	4.0	pts.	8.2%	5.2%	3.0	pts.
Adjusted pre-tax margin (Non-GAAP) (A)	12.4%	10.4%	2.0	pts.	8.6%	6.5%	2.1	pts.

Income tax expense (D)	302	172	75.6		377	209	80.4
Net income	$1,052	$683	54.0		$1,344	$828	62.3

Diluted earnings per share	$4.02	$2.48	62.1		$5.07	$2.95	71.9
Diluted weighted average shares	261.6	275.6	(5.1)		264.9	280.2	(5.5)

NM Not meaningful

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
PASSENGER REVENUE INFORMATION AND STATISTICS

Passenger revenue information is as follows:

	2Q 2019 Passenger Revenue (millions)	Passenger Revenue vs. 2Q 2018	PRASM vs. 2Q 2018	Yield vs. 2Q 2018	Available Seat Miles vs. 2Q 2018	2Q 2019 Available Seat Miles (millions)
Domestic	$6,547	5.9%	1.9%	1.5%	4.0%	41,484

Atlantic	1,927	5.6%	0.6%	(1.5%)	5.0%	14,114
Pacific	1,135	2.9%	2.8%	(1.1%)	0.1%	10,753
Latin America	877	13.6%	9.1%	6.5%	4.1%	6,889
International	3,939	6.5%	3.2%	0.4%	3.1%	31,756

Consolidated	$10,486	6.1%	2.5%	1.0%	3.6%	73,240

Select operating statistics are as follows:

	Three Months Ended June 30,		% Increase/ (Decrease)		Six Months Ended June 30,		% Increase/ (Decrease)
	2019	2018			2019	2018
Passengers (thousands)	42,592	41,058	3.7		79,046	75,553	4.6
Revenue passenger miles (millions)	63,001	59,945	5.1		116,098	109,794	5.7
Available seat miles (millions)	73,240	70,702	3.6		138,885	132,679	4.7
Passenger load factor:
Consolidated	86.0%	84.8%	1.2	pts.	83.6%	82.8%	0.8	pts.
Domestic	87.5%	87.1%	0.4	pts.	85.2%	85.1%	0.1	pts.
International	84.0%	81.7%	2.3	pts.	81.5%	79.7%	1.8	pts.
Passenger revenue per available seat mile (cents)	14.32	13.97	2.5		13.83	13.59	1.8
Total revenue per available seat mile (cents)	15.57	15.24	2.2		15.11	14.93	1.2
Average yield per revenue passenger mile (cents)	16.64	16.48	1.0		16.55	16.42	0.8
Cargo ton miles (millions)	831	855	(2.8)		1,636	1,672	(2.2)
Aircraft in fleet at end of period	1,344	1,308	2.8		1,344	1,308	2.8
Average stage length (miles)	1,469	1,460	0.6		1,459	1,452	0.5
Average full-time equivalent employees	90,779	86,743	4.7		89,761	86,157	4.2
Average aircraft fuel price per gallon	$2.16	$2.26	(4.4)		$2.11	$2.19	(3.7)
Fuel gallons consumed (millions)	1,102	1,058	4.2		2,087	1,990	4.9

Note: See Part II, Item 6, Selected Financial Data, of UAL's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for definitions of these statistics.

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions)	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,221	$1,694
Short-term investments	2,223	2,256
Receivables, less allowance for doubtful accounts	1,762	1,426
Aircraft fuel, spare parts and supplies, less obsolescence allowance	996	985
Prepaid expenses and other	708	733
Total current assets	8,910	7,094

Total operating property and equipment, net	28,918	27,399
Operating lease right-of-use assets	4,908	5,262

Other assets:
Goodwill	4,523	4,523
Intangibles, less accumulated amortization	3,129	3,159
Restricted cash	105	105
Notes receivable, net	518	516
Investments in affiliates and other, net	1,139	966
Total other assets	9,414	9,269
Total assets	$52,150	$49,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Advance ticket sales	$6,126	$4,381
Accounts payable	3,033	2,363
Frequent flyer deferred revenue	2,435	2,286
Accrued salaries and benefits	1,871	2,184
Current maturities of long-term debt	1,255	1,230
Current maturities of finance leases	117	123
Current maturities of operating leases	637	719
Other	604	553
Total current liabilities	16,078	13,839

Long-term debt and other long-term liabilities and deferred credits:
Long-term debt	12,938	12,215
Long-term obligations under finance leases	202	224
Long-term obligations under operating leases	5,034	5,276
Frequent flyer deferred revenue	2,763	2,719
Postretirement benefit liability	1,277	1,295
Pension liability	1,366	1,576
Deferred income taxes	1,192	828
Other	980	1,010
Total long-term debt and other long-term liabilities and deferred credits:	25,752	25,143
Stockholders' equity	10,320	10,042
Total liabilities and stockholders' equity	$52,150	$49,024

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)	Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net cash provided by operating activities	$4,625	$4,152

Cash Flows from Investing Activities:
Capital expenditures	(2,467)	(1,671)
Purchases of short-term and other investments	(1,443)	(1,326)
Proceeds from sale of short-term and other investments	1,484	1,455
Investment in affiliates	(27)	(139)
Loans made to others	—	(10)
Other, net	17	38
Net cash used in investing activities	(2,436)	(1,653)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	996	1,241
Payments of long-term debt	(473)	(1,294)
Repurchases of common stock	(1,062)	(969)
Principal payments under finance leases	(63)	(35)
Capitalized financing costs	(30)	(25)
Other, net	(30)	(17)
Net cash used in financing activities	(662)	(1,099)
Net increase in cash, cash equivalents and restricted cash	1,527	1,400
Cash, cash equivalents and restricted cash at beginning of the period	1,799	1,591
Cash, cash equivalents and restricted cash at end of the period	$3,326	$2,991

Investing and Financing Activities Not Affecting Cash:
Property and equipment acquired through the issuance of debt	$220	$125
Operating lease conversions to finance lease	36	—
Right-of-use assets acquired through operating leases	99	103
Property and equipment acquired through finance leases	8	—

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
RETURN ON INVESTED CAPITAL (ROIC)—Non-GAAP
ROIC is a non-GAAP financial measure that UAL believes provides useful supplemental information for management and investors by measuring the effectiveness of the company's operations' use of invested capital to generate profits.

(in millions)	Twelve Months Ended June 30, 2019
Net Operating Profit After Tax ("NOPAT")
Pre-tax income	$3,332
Adjustments:
Special charges and mark-to-market ("MTM") gains on financial instruments:
Impairment of assets	312
Termination of a maintenance service agreement	64
Severance and benefit costs	28
MTM gains on financial instruments	(136)
(Gains) losses on sale of assets and other special charges	3
Pre-tax income excluding special charges and MTM gains on financial instruments (Non-GAAP)	3,603
add: Interest expense (net of income tax benefit) (a)	721
add: Interest component of capitalized aircraft rent (net of income tax benefit) (a)	195
add: Net interest on pension (net of income tax benefit) (a)	(11)
less: Income taxes paid	(13)
NOPAT (Non-GAAP)	$4,495

Average Invested Capital (five-quarter average)
Total assets	$50,076
less: Non-interest bearing liabilities (b)	(17,495)
Average invested capital (Non-GAAP)	$32,581

ROIC (Non-GAAP)	13.8%

(a)
Income tax benefit measured based on the effective cash tax rate. The effective cash tax rate is calculated by dividing cash taxes paid by pre-tax income excluding special charges and MTM gains and losses on financial instruments. For the twelve months ended June 30, 2019, the effective cash tax rate was 0.4%.

(b)	Non-interest bearing liabilities include advance ticket sales, frequent flyer deferred revenue, deferred income taxes and other non-interest bearing liabilities.

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION

(A) UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share and CASM, excluding special charges, third-party business expenses, fuel, and profit sharing, among others. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL believes that adjusting for MTM gains and losses on financial instruments is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.

CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges is useful to investors because special charges are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties and fuel sales, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

Reconciliations of reported non-GAAP financial measures to the most directly comparable GAAP financial measures are included below.

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
	2019	2018		2019	2018
CASM (cents)
Cost per available seat mile (CASM) (GAAP)	13.56	13.62	(0.4)	13.70	13.87	(1.2)
Special charges (B)	0.10	0.18	NM	0.07	0.13	NM
Third-party business expenses	0.05	0.04	25.0	0.05	0.05	—
Fuel expense	3.26	3.38	(3.6)	3.17	3.28	(3.4)
Profit sharing, including taxes	0.22	0.15	46.7	0.14	0.09	55.6
CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (Non-GAAP)	9.93	9.87	0.6	10.27	10.32	(0.5)
NM Not Meaningful

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended June 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Six Months Ended June 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2019	2018			2019	2018
Operating expenses (GAAP)	$9,930	$9,632	$298	3.1	$19,024	$18,402	$622	3.4
Special charges (B)	71	129	(58)	NM	89	169	(80)	NM
Operating expenses, excluding special charges	9,859	9,503	356	3.7	18,935	18,233	702	3.9
Adjusted to exclude:
Third-party business expenses	41	29	12	41.4	71	60	11	18.3
Fuel expense	2,385	2,390	(5)	(0.2)	4,408	4,355	53	1.2
Profit sharing, including taxes	161	108	53	49.1	194	125	69	55.2
Adjusted operating expenses (Non-GAAP)	$7,272	$6,976	$296	4.2	$14,262	$13,693	$569	4.2

Operating income (GAAP)	$1,472	$1,145	$327	28.6	$1,967	$1,407	$560	39.8
Adjusted to exclude:
Special charges (B)	71	129	(58)	NM	89	169	(80)	NM
Adjusted operating income (Non-GAAP)	$1,543	$1,274	$269	21.1	$2,056	$1,576	$480	30.5

Pre-tax income (GAAP)	$1,354	$855	$499	58.4	$1,721	$1,037	$684	66.0
Adjusted to exclude:
Special charges (B)	71	129	(58)	NM	89	169	(80)	NM
MTM (gains) losses on financial instruments (B)	(34)	135	(169)	NM	(51)	90	(141)	NM
Interest expense on ERJ 145 finance leases (C)	25	—	25	NM	46	—	46	NM
Adjusted pre-tax income (Non-GAAP)	$1,416	$1,119	$297	26.5	$1,805	$1,296	$509	39.3

Net income (GAAP)	$1,052	$683	$369	54.0	$1,344	$828	$516	62.3
Adjusted to exclude:
Special charges (B)	71	129	(58)	NM	89	169	(80)	NM
MTM (gains) losses on financial instruments (B)	(34)	135	(169)	NM	(51)	90	(141)	NM
Interest expense on ERJ 145 finance leases (C)	25	—	25	NM	46	—	46	NM
Income tax benefit related to adjustments above	(14)	(59)	45	NM	(19)	(58)	39	NM
Adjusted net income (Non-GAAP)	$1,100	$888	$212	23.9	$1,409	$1,029	$380	36.9

Diluted earnings per share (GAAP)	$4.02	$2.48	$1.54	62.1	$5.07	$2.95	$2.12	71.9
Adjusted to exclude:
Special charges (B)	0.27	0.47	(0.20)	NM	0.34	0.60	(0.26)	NM
MTM (gains) losses on financial instruments (B)	(0.13)	0.49	(0.62)	NM	(0.19)	0.32	(0.51)	NM
Interest expense on ERJ 145 finance leases (C)	0.10	—	0.10	NM	0.17	—	0.17	NM
Income tax benefit related to adjustments	(0.05)	(0.22)	0.17	NM	(0.07)	(0.20)	0.13	NM
Adjusted diluted earnings per share (Non-GAAP)	$4.21	$3.22	$0.99	30.7	$5.32	$3.67	$1.65	45.0

NM Not Meaningful

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt and finance leases is useful to investors in order to appropriately reflect the total amounts spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures and adjusted capital expenditures is useful to allow investors to evaluate the company's ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended June 30,		Six Months Ended June 30,
Capital Expenditures (in millions)	2019	2018	2019	2018
Capital expenditures (GAAP)	$858	$727	$2,467	$1,671
Property and equipment acquired through the issuance of debt	128	65	220	125
Property and equipment acquired through finance leases	—	—	8	—
Adjusted capital expenditures (Non-GAAP)	$986	$792	$2,695	$1,796

Free Cash Flow (in millions)
Net cash provided by operating activities (GAAP)	$2,710	$2,443	$4,625	$4,152
Less capital expenditures	858	727	2,467	1,671
Free cash flow, net of financings (Non-GAAP)	$1,852	$1,716	$2,158	$2,481

Net cash provided by operating activities (GAAP)	$2,710	$2,443	$4,625	$4,152
Less adjusted capital expenditures (Non-GAAP)	986	792	2,695	1,796
Free cash flow (Non-GAAP)	$1,724	$1,651	$1,930	$2,356

United Airlines Reports Second-Quarter 2019 Performance

UNITED AIRLINES HOLDINGS, INC.
NOTES (UNAUDITED)

(B) Special charges and MTM (gains) losses on financial instruments include the following:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2019	2018	2019	2018
Operating:
Impairment of assets	$61	$111	$69	$134
Severance and benefit costs	6	11	12	25
(Gains) losses on sale of assets and other special charges	4	7	8	10
Total special charges	71	129	89	169
Nonoperating MTM (gains) losses on financial instruments	(34)	135	(51)	90
Total special charges and MTM (gains) losses on financial instruments	37	264	38	259
Income tax benefit	(8)	(59)	(8)	(58)
Total special charges and MTM (gains) losses on financial instruments, net of income tax	$29	$205	$30	$201
Impairment of assets: During the three months ended June 30, 2019, the company recorded a $47 million impairment for aircraft engines removed from operations, a $6 million charge for the early termination of several regional aircraft finance leases and $8 million in other miscellaneous impairments. During the six months ended June 30, 2019, in addition to the charges described above, the company recorded an $8 million fair value adjustment for aircraft purchased off lease.
In May 2018, the Brazil–United States open skies agreement was ratified, which provides air carriers with unrestricted access between the United States and Brazil. The company determined that the approval of the open skies agreement impaired the entire value of its Brazil route authorities because the agreement removes all limitations or reciprocity requirements for flights between the United States and Brazil. Accordingly, the company recorded a $105 million special charge to write off the entire value of the intangible asset associated with its Brazil routes. For the three and six months ended June 30, 2018, the company also recorded $6 million and $29 million, respectively, of fair value adjustments related to aircraft purchased off lease and other impairments related to certain fleet types and international slots no longer in use.
Severance and benefit costs: During the three and six months ended June 30, 2019, the company recorded $6 million and $10 million, respectively, of management severance. During the six months ended June 30, 2019, the company recorded $2 million of severance and benefit costs primarily related to a voluntary early-out program for its technicians and related employees represented by the International Brotherhood of Teamsters. In the first quarter of 2017, approximately 1,000 technicians and related employees elected to voluntarily separate from the company and received a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through early 2019.
During the three and six months ended June 30, 2018, the company recorded $6 million and $14 million, respectively, of severance and benefit costs related to the voluntary early-out program for its technicians and related employees, and $5 million and $11 million, respectively, of management severance.
MTM gains and losses on financial instruments: During the three and six months ended June 30, 2019, the company recorded gains of $38 million and $52 million, respectively, for the change in market value of its investment in Azul Linhas Aéreas Brasileiras S.A. ("Azul"). During the three and six months ended June 30, 2019, the company recorded losses of $4 million and $1 million, respectively, for the change in fair value of certain derivative assets related to equity of Avianca Holdings S.A. For equity investments and derivative assets subject to MTM accounting, the company records gains and losses as part of Nonoperating income (expense): Miscellaneous, net in its statements of consolidated operations.
During the three and six months ended June 30, 2018, the company recorded losses of $135 million and $90 million, respectively, for the change in market value of its investment in Azul.
(C) Interest expense related to finance leases of Embraer ERJ 145 aircraft
During the third quarter of 2018, United entered into an agreement with the lessor of 54 Embraer ERJ 145 aircraft to purchase those aircraft in 2019. The provisions of the new lease agreement resulted in a change in accounting classification of these new leases from operating leases to finance leases up until the purchase date. The company recognized $25 million and $46 million of additional interest expense in the three and six months ended June 30, 2019, respectively, as a result of this change.
(D) Effective tax rate
The company's effective tax rate for the three and six months ended June 30, 2019 was 22.3% and 21.9%, respectively. The effective tax rate for the three and six months ended June 30, 2018 was 20.1% and 20.2%, respectively. The effective tax rate represents a blend of federal, state and foreign taxes and includes the impact of certain nondeductible items and the impact of a change in the company's mix of domestic and foreign earnings.

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